UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

TOPSPIN MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Rothschild Blvd. Tel Aviv, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-5257368

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On October 26, 2009, TopSpin Medical (Israel) Ltd., an Israeli company and a wholly owned subsidiary of TopSpin Medical, Inc. (the “Subsidiary” and the “Company”, respectively), received a notice of termination of its agreement (the “Agreement”), entered into as of June 2, 2009, with Kiryat Anavim — Silicon Technologies, Ltd., an Israeli company (“KAST”), Anavid Insulation Products Kiryat Anavim Agricultural Cooperative Ltd., an Israeli Agricultural Cooperative (“Anavid”), and Ahzakot Upituach Qiryat Anavim Agudah Shitufit Haklait Ltd., an Israeli Agricultural Cooperative (“Ahzakot”), pursuant to which the Subsidiary agreed to acquire control of KAST and its operations.

The material terms of the Agreement were described in the Company’s current report on Form 8-K filed on June 6, 2009 with the Securities and Exchange Commission (the “SEC”), which report is incorporated herein by reference. As a result of the termination, all of the Company’s and the Subsidiary’s obligations under the Agreement terminated (with the exception of certain confidentiality obligations that survive the termination) as of October 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: October 29, 2009

By: /s/ Eldad Yehiely
Name: Eldad Yehiely
Title: Finance Manager